1 The Company defines Adjusted Standalone EBITDA as Adjusted EBITDA less estimated recurring and ongoing costs required to operate as a new independent public company.
Exhibit 99.1
ADI Announces Third Quarter 2026 Financial Results and Updates Full-Year Outlook
•Net revenue of $1,306 million, up 9% year-over-year; average daily sales increased 5%
•Gross margin of 20.9%; down 170 basis points year-over-year
•Net loss of $655 million, including a $659 million non-cash goodwill impairment charge, compared to net income of $26 million in the prior-year quarter; Adjusted Standalone EBITDA1 of $66 million, or 5.1% of net revenue, compared to $76 million or 6.3% of net revenue in the prior-year quarter
•Net cash provided by operating activities of $64 million
•Updates full-year 2026 financial guidance
MELVILLE, New York, November 12, 2026 – ADI Global Distribution Inc. (“ADI”) (NYSE: ADIG), a leading global specialty distributor of low-voltage products, today announced financial results for its third quarter 2026 ended October 3,
2026 and updated its outlook for the remainder of 2026.
ADI operated as part of Resideo Technologies, Inc. (“Resideo”) for a portion of the third quarter of 2026 prior to the spin-
off on August 3, 2026, and the historical financial information presented in this release prior to the spin-off was derived from Resideo’s accounting records and is presented on a carve-out accounting basis.
ADI third quarter 2026 net revenue was $1,306 million, up 8.6% year-over-year, reflecting average daily sales growth of
5% year-over-year and two additional selling days in the current quarter. Growth also benefited from an easier comparison with the prior-year quarter, when revenue was affected by disruptions associated with the Americas ERP conversion.
Higher sales in security, professional audio-visual, fire and life safety and data communications were partially offset by lower residential audio-visual sales, primarily reflecting continued weakness in the U.S. housing market.
Gross margin was 20.9% in third quarter 2026, compared to 22.6% in third quarter 2025. The decline primarily relates to unfavorable customer and product mix and inventory-related charges, as well as the comparison with a temporary prior-
year tariff benefit when selling-price increases took effect ahead of higher inventory costs. These pressures were partially offset by tariff refunds and a benefit from spin-off related inventory adjustments. Excluding these two items, gross margin was 20.0%.
Research and development expenses decreased $1 million due primarily to people and operating expense reductions.
Selling, general and administrative expenses were up $12 million to $202 million primarily reflecting higher facility costs associated with real estate and distribution center consolidation, merit and cost inflation impacts, investments in third-party spend in the business, increases in finance, legal, human resources, information technology, and other standalone costs which were higher as compared to those allocated in the carve-out financials in the prior period.
During the third quarter of 2026, the Company recognized a non-cash goodwill impairment charge of $659 million following an interim quantitative impairment assessment that was triggered by continued weakness in the residential market, together with lower projected earnings and cash flows, declines in our stock price and market capitalization. The revised projections reflect continued residential market weakness affecting demand for Exclusive Brands products and unfavorable product and customer mix.
Including this charge, loss from operations was $634 million in third quarter 2026 compared to income from operations of
$41 million in third quarter 2025.
Adjusted Standalone EBITDA decreased 13% to $66 million in third quarter 2026 compared to $76 million in third quarter
2025.
Management Remarks
“Third-quarter profitability was below our expectations, primarily reflecting a continued challenging residential market and weaker-than-anticipated demand and product mix in our Exclusive Brands offering. A greater share of commercial sales from lower-margin national accounts and projects also weighed on profitability. These results fell short of our standards, and we are lowering our full-year outlook to reflect the third-quarter shortfall and further weakness in Exclusive Brands in the fourth quarter,” said Rob Aarnes, ADI’s President and CEO.
“With our transition to an independent public company complete, we are focused on strengthening execution and improving performance in a challenging operating environment. We expect to exit 2026 with approximately $60 million in annualized gross cost savings and remain on track to achieve our $80 million objective by the end of 2027 on a run rate basis. We are also developing additional cost reductions beyond that program to align our cost structure with current demand trends. In parallel, we are executing our One ADI transformation, integrating our systems and simplifying our operations to support long-term growth. These efforts, together with our leading market positions and differentiated omnichannel model, position ADI for long-term profitable growth and shareholder value creation.”
Balance Sheet and Capital Allocation
As of October 3, 2026, ADI's liquidity consists of approximately $208 million of cash and cash equivalents and a $500 million fully undrawn revolving credit facility. ADI expects to generate consistent cash flow, benefiting from its capital-
efficient business model.
Outlook
The Company is lowering its full-year 2026 outlook to reflect third-quarter performance and further weakness in Exclusive
Brands in October. The revised outlook assumes these demand and mix pressures persist through the remainder of the year.

($ in millions)	Nine Months Ended (1)	Q4 2026	Full Year 2026
Net revenue	$3,798	$1,112 - 1,132	$4,910 - $4,930
Non-GAAP Adjusted Standalone EBITDA (Estimate)	$202	$28 - $38	$230 - $240
(1) Nine Months Ended 2026 represents results for the nine months ended October 3, 2026, as presented below.
Conference Call and Webcast Details
ADI will hold a conference call with investors on November 12, 2026, at 8:30 a.m. ET. The webcast can be accessed at
https://investor.adiglobal.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About ADI
ADI is a global specialty distributor of professionally installed low-voltage products serving commercial and residential markets through an omnichannel go-to-market platform. Within North America, ADI is a market-leading distributor in the professionally installed security, fire/life safety and residential audio-visual product categories. We offer over 500,000 products from more than 1,000 suppliers across key specialty low-voltage categories with strong proximity to our customers with a large network of store locations.

Contacts:

Investors:
Hunter Blankenbaker
Senior Director of Investor Relations
Investorrelations@adiglobal.com

Media:
Adrienne Zimoulis
Senior Director of Communications
Adrienne.Zimoulis@adiglobal.com
Forward-Looking Statements
This press release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties that may cause the actual results or performance of ADI to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the remainder of
2026, cash flow expectations and proposed use of cash, and goal to reduce leverage, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and the nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Resideo in connection with the spin-off of ADI from Resideo, (4) the ability of ADI to drive increased customer value, profitability, cash generation, gross margin improvement, and financial returns and enhance strategic and operational capabilities, including the implementation of One ADI and dynamic pricing capabilities, (5) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (6) risks related to our completed separation from Resideo and that we may experience operational or other disruptions as a result of the separation, and (7)
the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking
Statements” in our Registration Statement on Form 10, as amended, and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements.
Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934.
Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of ADI by presenting financial results between periods on a more comparable basis. Such non-
GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S.
GAAP. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.
The Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S.
GAAP. These include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Standalone EBITDA (estimate) and
Adjusted Standalone EBITDA margin (estimate).
Below are definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non-GAAP financial measures provide investors with a meaningful measure of its performance period to period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most directly comparable U.S. GAAP measure.
The Company defines Adjusted EBITDA as net (loss) income excluding income taxes, depreciation and amortization, interest income and expense, stock-based compensation expense, Indemnification Agreement expense, restructuring expense, transaction related expenses, and other expense and certain other items that are otherwise of an unusual or non-
recurring nature (including but not limited to impairment charges, litigation and insurance settlements, and gains and losses on disposal of assets). The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Net revenue.
The Company defines Adjusted Standalone EBITDA (estimate) as Adjusted EBITDA less estimated recurring and ongoing costs required to operate as a new independent public company. The Company defines Adjusted Standalone EBITDA
Margin (estimate) as Adjusted Standalone EBITDA (estimate) divided by Net revenue.
We believe these measures are useful to investors as they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making, as well as understanding ongoing operating trends.
A reconciliation of the forecasted range for Adjusted Standalone EBITDA (estimate) for the fourth quarter of 2026 and for the full year 2026 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately without unreasonable efforts certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
ADI GLOBAL DISTRIBUTION INC.
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net revenue	$1,306	$1,203	$3,798	$3,601
Cost of goods sold	1,033	931	2,977	2,804
Gross profit	273	272	821	797
Operating expenses:
Selling, general and administrative expenses	202	190	607	561
Impairment of goodwill	659	–	659	–
Research and development expenses	10	11	33	28
Intangible asset amortization	24	24	73	70
Transaction related expenses	12	5	38	9
Restructuring expenses	–	1	7	6
Total operating expenses	907	231	1,417	674
(Loss) income from operations	(634)	41	(596)	123
Indemnification Agreement expense	–	–	–	364
Other expense (income), net	1	1	3	(1)
Interest expense	19	17	52	29
Interest income	(1)	(2)	(4)	(6)
(Loss) income before taxes	(653)	25	(647)	(263)
Provision for (benefit from) income taxes	2	(1)	3	9
Net (loss) income	$(655)	$26	$(650)	$(272)

(Loss) earnings per common share:
Basic	$(8.65)	$0.34	$(8.59)	$(3.58)
Diluted	$(8.65)	$0.34	$(8.59)	$(3.58)

Weighted average common shares outstanding:
Basic	76	76	76	76
Diluted	76	76	76	76
ADI GLOBAL DISTRIBUTION INC.
CONSOLIDATED AND COMBINED CONDENSED BALANCE SHEETS
(UNAUDITED)

(in millions, except share and per share amounts)	October 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$208	$124
Accounts receivable, net	790	659
Inventories, net	1,064	1,036
Other current assets	189	154
Total current assets	2,251	1,973
Property, plant and equipment, net	112	107
Goodwill	400	1,066
Intangible assets, net	687	744
Operating lease right-of-use assets	245	236
Due from related parties - non-current	–	13
Other assets	11	13
Total assets	$3,706	$4,152
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$746	$717
Accrued liabilities	178	175
Current portion of operating lease liabilities	41	37
Due to related parties - current	–	68
Total current liabilities	965	997
Long-term debt	980	1,185
Non-current portion of operating lease liabilities	218	209
Deferred tax liabilities	90	60
Other liabilities	16	17
Total liabilities	2,269	2,468
Equity:
Preferred stock, par value of $0.001 per share, 100 million shares authorized, 150 thousand shares issued and outstanding and $1,000 liquidation preference at October 3, 2026	150	–
Common stock, par value of $0.001 per share, 700 million shares authorized, 76 million shares issued and outstanding at October 3, 2026	–	–
Treasury stock, at cost	(1)	–
Additional paid-in-capital	1,983	–
Net Former Parent investment	–	1,726
Accumulated deficit	(648)	–
Accumulated other comprehensive loss, net	(47)	(42)
Total equity	1,437	1,684
Total liabilities and equity	$3,706	$4,152
ADI GLOBAL DISTRIBUTION INC.
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(in millions)	October 3, 2026	September 27, 2025
Cash Flows From Operating Activities:
Net loss	$(650)	$(272)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill	659	–
Depreciation and amortization	89	86
Restructuring expenses	7	6
Stock-based compensation expense	19	18
Operating lease right-of-use-asset amortization	29	27
Other, net	5	2
Changes in assets and liabilities:
Accounts receivable, net	(137)	(93)
Inventories, net	(35)	(57)
Other current assets	(35)	(14)
Accounts payable	34	(28)
Accrued liabilities	7	4
Lease liabilities	(27)	(25)
Obligations payable under the Indemnification Agreement	–	(270)
Other, net	23	–
Net cash used in operating activities	(12)	(616)
Cash Flows From Investing Activities:
Capital expenditures	(37)	(37)
Related party loan activity, net	13	(13)
Other investing activities, net	2	–
Net cash used in investing activities	(22)	(50)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net of issuance costs	988	–
Net transfers from Former Parent	98	621
Net decrease in due to related parties related to cash pooling arrangements	(65)	(5)
Cash distribution to Former Parent	(900)	–
Other financing activities, net	(5)	–
Net cash provided by financing activities	116	616
Effect of exchange rate changes on cash and cash equivalents	2	6
Net increase (decrease) in cash and cash equivalents	84	(44)
Cash and cash equivalents at beginning of period	124	137
Cash and cash equivalents at end of period	$208	$93
                      NON-GAAP RECONCILIATIONS
ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN, ADJUSTED STANDALONE EBITDA (ESTIMATE) AND
ADJUSTED STANDALONE EBITDA MARGIN (ESTIMATE)
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except percentages)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net (loss) income	$(655)	$26	$(650)	$(272)
Provision for (benefit from) income taxes	2	(1)	3	9
Impairment of goodwill	659	–	659	–
Depreciation and amortization	30	29	89	86
Interest expense	19	17	52	29
Interest income	(1)	(2)	(4)	(6)
Indemnification Agreement expense (1)	–	–	–	364
Stock-based compensation expense (2)	7	6	19	18
Restructuring expenses (3)	–	1	7	6
Transaction related expenses (4)	12	5	38	9
Spin-Off inventory basis adjustment (5)	(8)	–	(8)	–
Other (6)	1	1	3	(1)
Adjusted EBITDA	$66	$82	$208	$242
Estimated incremental recurring expenses (7)	–	(6)	(6)	(18)
Adjusted Standalone EBITDA (estimate)	$66	$76	$202	$224

Net revenue	$1,306	$1,203	$3,798	$3,601
Adjusted EBITDA Margin	5.1%	6.8%	5.5%	6.7%
Adjusted Standalone EBITDA Margin (estimate)	5.1%	6.3%	5.3%	6.2%
(1)Represents the allocated portion of the expense related to the Honeywell Indemnification Agreement.
(2)Represents non-cash compensation expenses recognized for stock-based compensation arrangements.
(3)Consists of non-recurring charges associated with restructuring initiatives.
(4)For the three and nine months ended October 3, 2026, represents $12 million and $38 million of transaction costs related to the Spin-Off. For the three months ended September 27, 2025, represents $3 million of Snap One integration costs and
$2 million of transaction costs related to the Spin-Off. For the nine months ended September 27, 2025, represents $7 million of Snap One integration costs and $2 million of transaction costs related to the Spin-Off.
(5)Represents the benefit to cost of goods sold associated with inventory held at the Spin-Off that was previously purchased from Resideo and reflected historical intercompany profit eliminations. The Company excludes this benefit from
Adjusted EBITDA as the related inventory is sold.
(6)Represents amounts included in Other expense (income), net reported on the Unaudited Consolidated and Combined
Condensed Statement of Operations.
(7)Represents estimated costs above allocated corporate expenses expected to be incurred within certain corporate functions, including finance, IT, legal and human resources. No adjustment was included for the three months ended
October 3, 2026, as standalone costs for the period following the Separation were reflected in actual expenses.